SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2005

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Contract

On December 23, 2005, TenFold executed a Promissory Note due to Robert W. Felton, TenFold’s Chairman, President, Chief Executive Officer, and Chief Financial Officer, in the amount of $200,000.

On December 23, 2005, TenFold executed a Promissory Note due to Wasatch Investments LLC, an investment entity associated with TenFold Director Robert E. Parsons, Jr., in the amount of $200,000.

On December 28, 2005, TenFold executed a Promissory Note due to First Media TF Holdings LLC, an investment entity associated with TenFold Director Ralph W. Hardy Jr., in the amount of $200,000.

These identical Promissory Notes are intended to provide interim financing to TenFold while it seeks to secure equity financing. The notes are senior to other TenFold indebtedness and equity, bear interest at 10% and are due upon the earlier to occur of January 31, 2006, the closing of equity financing of $2 million or more, or a liquidation event. Reference is made to the form of Promissory Note attached as Exhibit 99.1.

The disinterested members of TenFold’s Board of Directors approved these transactions.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Number	Description
99.1	Form of Promissory Note

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Robert W. Felton

Name:	Robert W. Felton
Title:	President, Chief Executive Officer, and Chief Financial Officer

Dated:	December 29, 2005

EXHIBIT INDEX

Number	Description
99.1	Form of Promissory Note